INVESTMENT MANAGEMENT AGREEMENT

     THIS AGREEMENT, entered into as of November 28, 2000, by and between AYCO SERIES TRUST ("Trust"), a Delaware business trust, and THE AYCO COMPANY, L.P., a Delaware limited partnership ("Manager").

     WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

     WHEREAS, the Trust is and will continue to be a series fund having one or more investment portfolios, each with its own investment objectives, policies and restrictions; and

     WHEREAS, the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"), and is the investment manager to the Trust; and

     WHEREAS, the 1940 Act prohibits any person from acting as an investment adviser to a registered investment company except pursuant to a written contract; and

     WHEREAS, the Board of Trustees of the Trust desires to retain the Manager to render investment advisory and other services to each of the investment portfolios of the Trust set forth in Appendix A attached hereto (each, a "Fund") in the manner and on the terms hereinafter set forth; and

     WHEREAS, each Fund's shareholders will include: (i) separate accounts maintained by insurance companies that have entered into participation agreements with the Trust in order to fund variable life insurance policies and variable annuity contracts; (ii) qualified retirement plans outside the separate account context ("Qualified Plans"); and (iii) the Manager and/or any of its affiliates;

     NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the adequacy and sufficiency of which are hereby acknowledged, it is agreed between the parties hereto as follows:

     1.   Appointment.  The Trust on behalf of each Fund set forth in Appendix A
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hereby appoints the Manager to act as investment adviser to such Fund for the period and on the terms set forth in this Agreement. The Manager accepts such appointment and agrees to furnish the services set forth herein, for the compensation as indicated in Appendix B.

     2.   Delivery of Documents.  The Trust has furnished the Manager with
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copies properly certified or authenticated of each of the following:

     (a)  The Trust's Declaration of Trust ("Declaration");

     (b)  The Trust's By-Laws ("By-Laws");

     (c) Resolutions of the Trust's Board of Trustees and a resolution approved by the sole initial shareholder of the Fund authorizing the appointment of the Manager and approving this Agreement;

     (d) The Trust's Registration Statement on Form N-1A under the 1940 Act and under the Securities Act of 1933 as amended ("1933 Act"), relating to shares of beneficial interest of the Fund ("Shares") as filed with the Securities and Exchange Commission ("SEC") and as amended from time to time;

     (e) Each Fund's currently effective Prospectus and Statement of Additional Information (collectively, "Prospectus").

     The Trust will furnish the Manager from time to time with copies of all amendments of or supplements to the foregoing at the same time as such documents are required to be filed with the SEC.

     3.   Management.  With respect to each Fund, subject to the supervision of
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the Trust's Board of Trustees, the Manager will provide a continuous investment program for the Fund, including investment research and management with respect to all of the Fund's assets, including securities, investments, cash and cash equivalents in the Fund. The Manager will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund. The Manager will provide the services under this Agreement in accordance with the Fund's investment objectives, policies and restrictions as stated in the Prospectus.

     As part of the services it will provide hereunder, the Manager will:

     (a) obtain and evaluate pertinent economic, statistical, financial, and other information affecting the economy generally and individual companies or industries, the securities of which are included in the Fund or are under consideration for inclusion in the Fund (i) consistent with the investment objectives, policies and restrictions of the Fund as stated in the Declaration, By-Laws, and the currently effective Prospectus, as amended from time to time, and provided to the Manager pursuant to Section 2 of this Agreement, and (ii) in compliance with the requirements applicable to both regulated investment companies and segregated asset accounts under Subchapters M and L of the Internal Revenue Code of 1986, as amended ("Code");

     (b) formulate and implement a continuous investment program for the Fund by the purchase, sale and exchange of securities and other investments, including cash, authorized under the Declaration, By-Laws, and the currently effective Prospectus, as amended from time to time, and provided to the Manager pursuant to Section 2 of this Agreement, including the placing of orders for all purchases, sales and exchanges for the account of the Fund with such brokers and dealers as the Manager shall have selected. To this end, the Manager is expressly authorized as the agent for the Fund to give instructions to the Custodian of the Trust as to deliveries of securities and payments of cash for the account of the Fund;

     (c) take whatever other steps are reasonably necessary to implement the investment program for the Fund;

     (d) keep the Board of Trustees of the Trust fully informed in writing, on an ongoing basis, of all material facts concerning the investment and reinvestment of the Fund's assets as well as the Manager and its personnel and operations; make regular and special written reports of such additional information concerning the same as may reasonably be requested from time to time by Board of the Trustees of the Trust; and will attend all quarterly and special meetings with the Board of Trustees, to discuss the foregoing;

     (e) provide assistance in determining the fair value of portfolio securities, when market quotations are not readily available, for the purpose of calculating the Fund's net asset value in accordance with procedures and methods established by the Board of Trustees of the Trust;

     (f) provide any and all information, records and supporting documentation about accounts the Manager manages, if appropriate, that have investment objectives, policies, and strategies substantially similar to those employed by the Manager in managing the Fund that may be reasonably necessary, under applicable laws, to allow the Trust or its agent to present information concerning Manager's prior performance in the Prospectus and any permissible reports and sales materials prepared by the Trust or its agent; and

     (g) cooperate with and provide reasonable assistance to the Trust's Administrator, the Trust's Custodian and any foreign custodians, the Trust's Transfer Agent and Fund Accounting Agent and all other agents and representatives of the Trust, with respect to the Fund, keep all such persons fully informed as to such matters as they may reasonably deem necessary to the performance of their obligations to the Trust, with respect to the Fund, provide prompt responses to reasonable requests made by such persons and establish appropriate interfaces with each so as to promote the efficient exchange of information.

     (h) comply with Subchapter M and Subchapter L of the Code in advising the Fund. In this regard, the Manager shall promptly notify the Administrator or its designated agent if the Manager believes that the Fund is not in compliance with Subchapter M or Subchapter L of the Code.

     4.   Brokerage Services.
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          With respect to each Fund, the Manager will select brokers and dealers to effect all portfolio transactions for the Fund, subject to the conditions set forth herein. The Manager will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions, if applicable.
The Manager is directed at all times to seek to execute brokerage transactions for the Fund (i) in accordance with any written policies, practices or procedures that may be established by the Board of Trustees, from time to time, or (ii) as described in the Prospectus. In placing any orders for the purchase or sale of investments for the Fund, in the name of the Fund or its nominees, the Manager shall use its best efforts to obtain for the Fund the most favorable overall terms and best execution, considering all of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement.

     Subject to the appropriate policies and procedures approved by the Board of Trustees, the Manager may, to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934, as amended ("1934 Act"), cause a Fund to pay a broker or dealer that provides brokerage or research services to the Manager or that Fund, an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Manager determines, in good faith, that such amount of commission is reasonable in relationship to the value of the brokerage or research services provided, viewed in terms of that particular transaction or the Manager's overall responsibilities to that Fund or its other advisory clients. To the extent authorized by Section 28(e) and the Trust's Board of Trustees, the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reasons of those actions. In addition, subject to seeking the most favorable overall terms and best execution available, the Manager may also consider sales of shares of the Trust as a factor in the selection of brokers and dealers. Subject to seeking the most favorable overall terms and best execution, the Board of Trustees may cause or direct the Manager to effect transactions in portfolio securities through broker-dealers in a manner that will help generate resources to: (i) pay the cost of certain expenses which the Trust is required to pay or for which the Trust is required to arrange payment; or (ii) finance activities that are primarily intended to result in the sale of Trust shares.

     On occasions when the Manager deems the purchase or sale of a security to be in the best interest of a Fund as well as other clients of the Manager, the Manager to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and more efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager in the manner that it considers to be the most equitable and consistent with its fiduciary obligations to that Fund and to its other clients.

     The Trust hereby agrees that any entity or person associated with the Manager that is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Fund to the extent and as permitted by Section 11(a)(1)(H) of the 1934 Act.

     5.   Services Not Exclusive.  The services furnished by the Manager
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hereunder are not to be deemed exclusive, and the Manager shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby; provided, however, that the Manager will not serve as investment adviser to any other registered investment company or portfolio thereof having a similar investment objective and program to that of the Fund without first informing the Board of Trustees of its intention to do so.

     6.   Books and Records.  In compliance with the requirements of Rule 31a-3
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under the 1940 Act, the Manager hereby agrees that all records which it maintains for the benefit of the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by it pursuant to Rule 31a-1 under the 1940 Act that are not maintained by others on behalf of the Trust. The Manager shall file with the SEC all necessary forms pursuant to Section 13 of the 1934 Act, with respect to its duties herein.

Although the parties hereto recognize that the records relating to the services provided under this Agreement shall be the property of the Trust and shall be under its control, the Trust shall furnish to the Manager such records or permit the Manager to retain such records (in duplicate form) as the Manager shall reasonably require in order to carry out its duties or for regulatory purposes. In the event of the termination of this Agreement, all records shall promptly be returned to the Trust by the Manager free from any claim or retention of rights therein. The Manager shall keep confidential any information obtained in connection with its duties hereunder and disclose such information only if the Trust has authorized such disclosure or if such disclosure is expressly required or lawfully requested by applicable federal or state regulatory authorities.

     7.   Allocation of Expenses
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     (a)  Expenses Paid by the Manager:
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          (i)  Salaries, Expenses and Fees of Certain Persons.  The Manager or
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     its affiliates shall pay all salaries, expenses, and fees of the Trustees and officers of the Trust who are officers, directors/trustees, partners, or employees of the Manager or its affiliates; and

          (ii)   Assumption of Trust Expenses.  The payment or assumption by
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     the Manager of any expense of the Trust that the Manager is not required by this Agreement to pay or assume shall not obligate the Manager to pay or assume the same or any similar expense of the Trust on any subsequent occasion.

     (b)  Expenses Paid by the Trust:  The Trust will pay all expenses of its
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organization, operations, and business not specifically assumed or agreed to be paid by the Manager, as provided in this Agreement. Without limiting the generality of the foregoing, the Trust shall pay or arrange for the payment of the following:

          (i)  Preparing, Printing and Mailing of Certain Documents.  The costs
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     of preparing, setting in type, printing and mailing of Prospectuses,
     Prospectus supplements, annual, semiannual and periodic reports, and notices and proxy solicitation materials required to be furnished to shareholders of the Trust or regulatory authorities, and all tax returns;

          (ii)   Officers and Trustees.  Compensation of the officers and
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     Trustees of the Trust who are not officers, directors/trustees, partners or employees of the Manager or its affiliates;

          (iii)  Registration Fees and Expenses.  All legal and other fees
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     and expenses incurred in connection with the affairs of the Trust, including those incurred with respect to registering its shares with regulatory authorities and all fees and expenses incurred in connection with the preparation, setting in type, printing, and filing with necessary regulatory authorities of any registration statement and Prospectus, and any amendments or supplements that may be made from time to time, including registration, filing and other fees in connection with requirements of regulatory authorities;

          (iv)   Custodian and Fund Accounting Services.  All expenses of the
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     transfer, receipt, safekeeping, servicing and fund accounting for each
     Fund's cash, securities, and other property, including all charges of depositories, custodians, and other agents, if any;

          (v)    Independent Legal and Accounting Fees and Expenses.  The
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     charges for the services and expenses of the independent accountants and legal counsel retained by the Trust, for itself and/or its Independent Trustees (as defined herein);

          (vi)   Transfer Agent.  The charges and expenses of maintaining
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     shareholder accounts, including all charges of transfer, bookkeeping, and dividend disbursing agents appointed by the Trust on behalf of each Fund;

          (vii)  Brokerage Commissions.  All brokers' commissions and issue
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     and transfer taxes chargeable to the Trust in connection with securities transactions to which the Trust is a party;

          (viii) Taxes.  All taxes and corporate fees payable by or with
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     respect to the Trust to federal, state, or other governmental agencies;

          (ix)   Trade Association Fees.  Any membership fees, dues or expenses
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     incurred in connection with the Trust's membership in any trade association or similar organizations;

          (x)    Bonding and Insurance.  All insurance premiums for fidelity,
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     officers and trustees/errors and omissions, and other coverage;

          (xi)   Shareholder and Board Meetings.  All expenses incidental to
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     holding shareholders' and Trustees' meetings, including the printing of notices and proxy materials and proxy solicitation fees and expenses;

          (xii)  Pricing.  All expenses of pricing of the net asset value per
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     share of each Fund, including the cost of any equipment or services to obtain price quotations; and

          (xiii) Nonrecurring and Extraordinary Expenses.  Such extraordinary
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     expenses, such as indemnification payments or damages awarded in litigation or settlements made.

     8.   Compensation.  The Trust will pay the Manager the compensation
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specified in Appendix B to this Agreement as an management fee with respect to each Fund. Payments shall be made to the Manager on or about the first day of each month; however, the Manager shall calculate the management fee on the average daily net assets of each Fund (based on calendar days) and the management fee shall be accrued on a daily basis.

     9.   Limitations on Liability.  The Manager will exercise its best judgment
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in rendering its services to the Trust, and the Trust agrees, as an inducement to the Manager's undertaking to do so, that the Manager will not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, but will be liable only for willful misconduct, bad faith, gross negligence, reckless disregard of its duties in rendering its services to the Trust as specified in this Agreement. Any person, even though an officer, director, employee or agent of the Manager, who may be or become an officer, Trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or when acting on any business of the Trust, to be rendering such services to or to be acting solely for the Trust and not as an officer, director, employee or agent, or one under the control or direction of the Manager, even though paid by the Manager.

     10.  Supplemental Arrangements.  The Manager may enter into arrangements
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with other persons affiliated or unaffiliated with  the Manager for the provision of certain personnel and facilities to the Manager to enable the Manager to fulfill its duties and obligations under this Agreement.

     11.  Regulation.  The Manager shall submit to all regulatory and
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administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports, or other material that any such body, by reason of this Agreement, may request or require pursuant to applicable laws and regulations.

     12.  Duration of Agreement.  With respect to each Fund, this Agreement
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shall become effective on the later of the date of its execution or the date of the commencement of operations of that Fund. This Agreement will continue in effect for a period more than two years from the date of its execution or commencement of operations of the Fund only so long as such continuance is specifically approved at least annually by the Board of Trustees or by a vote of the majority of the Fund's outstanding, voting securities (as defined in the 1940 Act), provided that any continuance shall also be approved by the vote of a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement ("Independent Trustees") cast in person at a meeting called for the purpose of voting on such approval.

     13.  Termination of Agreement.  This Agreement may be terminated at any
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time, without the payment of any penalty, by the Trustees, including a majority of the Independent Trustees of the Trust, by the vote of a majority of the outstanding voting securities of the Trust, on sixty (60) days' written notice to the Manager, or by the Manager on sixty (60) days' written notice to the Trust. This Agreement will automatically terminate, without payment of any penalty, in the event of its assignment for purposes of the 1940 Act.

     14.  Provision of Certain Information by the Manager.  The Manager will
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promptly notify the Trust in writing of the occurrence of any of the following events:

     (a) The Manager fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which it is required to be registered as an investment adviser in order for the Manager to perform its obligations under this Agreement;

     (b) The Manager is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust; and/or

     (c) The chief executive officer or controlling owner of the Manager changes, the general partner of the Manager changes, or there is otherwise an actual change in control or management of the Manager.

     15.  Amendments to the Agreement.  Except to the extent permitted by the
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1940 Act or the rules or regulations thereunder or pursuant to any exemptive relief granted by the SEC, this Agreement may be amended by the parties only if such amendment, if material, is specifically approved by the vote of a majority of the outstanding voting securities of the Fund (unless such approval is not required by Section 15 of the 1940 Act as interpreted by the SEC or its staff) and by the vote of a majority of the Independent Trustees of the Trust cast in person at a meeting called for the purpose of voting on such approval.

     16.  Entire Agreement.  This Agreement contains the entire understanding
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and agreement of the parties.

     17.  Headings.  The headings in the sections of this Agreement are inserted
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for convenience of reference only and shall not constitute a part hereof.

     18.  Notices.
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     (a)  All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of the Trust or the Manager in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt. Notice shall be deemed given on the date delivered or mailed in accordance with this section.

     (b) Manager, a limited partnership, shall notify theT rust of any change in Manager's general partner within a reasonable time of such change.

     19.  Force Majeure.  The Manager shall not be liable for delays or errors
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occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot, or failure of communication or power supply. In the event of equipment breakdowns beyond its control, the Manager shall take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

     20.  Severability.  Should any portion of this Agreement for any reason be
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held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

     21.  Interpretation.  Nothing herein contained shall be deemed to require
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the Trust to take any action contrary to the Declaration or By-Laws, or any applicable statutory or regulatory requirements to which it is subject or by which it is bound, or to relieve or deprive the Trustees of their responsibility for and control of the conduct of the affairs of the Trust.

     22.  Governing Law.  The provisions of this Agreement shall be construed
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and interpreted in accordance with the laws of the State of New York (without giving effect to its conflict of laws principles), or any of the applicable provisions of the 1940 Act. To the extent that the laws of the State of New York, or any of the provisions in this Agreement, conflict with applicable provisions of the 1940 Act, the latter shall control. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested persons," "assignment," and "affiliated persons," as used herein shall have the meanings assigned to them by Section 2(a) of the 1940 Act unless otherwise stated herein. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first mentioned above.

                                   AYCO SERIES TRUST

                                   By:/s/John J. Collins
                                      ----------------------------------------
                                        John J. Collins, III
                                   Title:-------------------------------------
                                        Chief Financial Officer and Controller

                                   THE AYCO COMPANY, L.P.

                                   By: HAMBRE, INC., in its capacity as general
                                        partner of The Ayco Company, L.P.

                                   By:/s/Peter R. Martin
                                      -----------------------------------------
                                        Peter R. Martin
                                   Title:--------------------------------------
                                        Vice President and Secretary

                                   APPENDIX A

                                    FUNDS OF
                               AYCO SERIES TRUST
                               -----------------

                          AYCO LARGE CAP GROWTH FUND I

                                   APPENDIX B

     The Trust shall pay the Manager, at the end of each calendar month, compensation computed daily at an annual rate equal to the following:

       (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS) (FEE ON ALL ASSETS)
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INVESTMENT PORTFOLIO
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Ayco Large Cap Growth Fund I                                          0.80%